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                                                                    EXHIBIT 99.1

ARRIS COMPLETES ACQUISITION OF SEQUANA; COMBINED COMPANY IS AXYS PHARMACEUTICALS

January 9, 1998 6:31 AM EST

SOUTH SAN FRANCISCO, Calif.--Jan. 9, 1998--Arris Pharmaceutical Corporation (NASDAQ:ARRS) announced today that it completed the acquisition of Sequana therapeutics of La Jolla, California.

The company indicated that trading of the Common Stock of AXYS on the Nasdaq National Market System on Friday, January 9, will continue under the symbol "ARRS" and that trading in Sequana under the symbol, "SQNA," has been discontinued.

Beginning on Monday, January 12, Nasdaq trading of the Common Stock of AXYS will be under the symbol, "AXPH."

AXYS Pharmaceuticals is a leader in the integration of drug discovery technologies from gene identification through clinical development and is focused on the discovery of small molecule therapeutics. The company has research collaborations with world-class pharmaceutical companies, covering a broad range o therapeutic areas including respiratory, cardiovascular, metabolic, and infectious diseases as well as oncology and central nervous system disorders.



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